Exhibit 99.1

PROXY CARD

2024 ANNUAL MEETING OF SHAREHOLDERS OF
GREEN GIANT INC.

PROSPECTUS FOR CLASS A ORDINARY SHARES OF GREEN GIANT ENTERPRISE INC.

TO BE HELD ON [            ], 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Green Giant Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints Yuhuai Luo with full power of substitution, as Proxy or Proxies, to vote as specified in this Proxy all the shares of Common Stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to the held on [ ], 2024 at 10:00 a.m. China Time at 6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED:

The Board of Directors of the Company recommends a vote:

●	FOR the election of Yuhuai Luo, Jian Zhang, Xinping Li, Rongrong Dai, and Qingfeng Zhou as directors;

●	FOR the appointment of OneStop as our independent registered public accountants for the fiscal year ending September 30, 2024;

●	FOR the approval of the Company’s 2024 Equity Incentive Plan;

●	FOR the adoption of the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Green Giant Enterprise Inc. (“GGE BVI”), a company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of the Company (the “Redomicile”) pursuant to which GGE BVI will be the surviving company;

●	FOR the adoption of the Memorandum and Articles of Association of GGE BVI (the “M&A”) pursuant to which GGE BVI will be authorized to issue an unlimited number of Class A ordinary shares, no par value, (the “Class A Ordinary Shares”), and 50,000,000 Class B ordinary shares, no par value (the “Class B Ordinary Shares”); and

●	FOR approval of an alteration to the share capital of the Company by the conversion of each of the Company’s issued and paid up share of Common Stock with a par value of $0.001 (the “Common Stock”) into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the “Reclassification”).

(1)	Election of Directors (to withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line): _____________.

	01)	Yuhuai Luo	02)	Jian Zhang	03)	Xinping Li	04)	Rongrong Dai	05)	Qingfeng Zhou

		☐	FOR ALL		☐	WITHHOLD ALL	☐	FOR ALL EXCEPT

(2)	To ratify the appointment of OneStop Assurance PAC as our independent registered public accountants for the fiscal year ended September 30, 2024.

		☐	FOR		☐	AGAINST	☐	ABSTAIN

(3)	To authorize and approve the Company’s 2024 Equity Incentive Plan, as amended.

		☐	FOR		☐	AGAINST	☐	ABSTAIN

(4)	To adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Green Giant Enterprise Inc. (“GGE BVI”), a company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of the Company (the “Redomicile”) pursuant to which GGE BVI will be the surviving company.

		☐	FOR		☐	AGAINST	☐	ABSTAIN

(5)	To adopt the Memorandum and Articles of Association of GGE BVI (the “M&A”) pursuant to which GGE BVI will be authorized to issue an unlimited number of Class A ordinary shares, no par value, (the “Class A Ordinary Shares”), and 50,000,000 Class B ordinary shares, no par value (the “Class B Ordinary Shares”).

		☐	FOR		☐	AGAINST	☐	ABSTAIN

(6)	To approve an alteration to the share capital of the Company by the conversion of each of the Company’s issued and paid up share of Common Stock with a par value of $0.001 (the “Common Stock”) into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the “Reclassification”).

		☐	FOR		☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

[Signature page follows]

Dated: ______________________, 2024
Signature:

Signature if held jointly:

(Please sign exactly using the name(s) in which the stock is titled. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

To be represented at the Meeting, this proxy form must be received at the office of the Company’s transfer agent, Securities Transfer Corporation, by email, mail or facsimile voting no later than [ ], 2024, 5:00 p.m. Eastern Time. The voting instructions are:

PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND SEND IT TO THE COMPANY’S TRANSFER AGENT, ATTN: JANET STACKHOUSE, BY ONE OF THE FOLLOWING METHODS:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or other nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the summary instructions below and the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or other nominee.

●	Online: Log in using the control number in the top left-hand corner of your proxy card.

●	Scan: Vote, sign, date, scan and email your proxy card to: info@stctransfer.com.

●	Facsimile: Vote, sign, date, scan and fax your proxy card to Securities Transfer Corporation: (469) 633-0088.

●	Mail: Vote, sign, date and return your proxy card in the enclosed stamped envelope addressed to Securities Transfer Corporation, or mail to:

Attention Proxy Department
Securities Transfer Corporation
2901 N. Dallas Parkway, Suite 380
Plano, TX 75093

Note that Internet voting for eligible stockholders of record will close at 5:00 p.m. Eastern Time on the day prior to the Annual Meeting.

Should you have any questions, or need additional assistance with voting, contact Securities Transfer Corporation at jstackhouse@stctransfer.com or call (469) 633-0101.